Exhibit 5.1

STRADLING YOCCA CARLSON & RAUTH, P.C. 660 NEWPORT CENTER DRIVE, SUITE 1600 NEWPORT BEACH, CA 92660-6422 SYCR.COM	CALIFORNIA NEWPORT BEACH SACRAMENTO SAN DIEGO SAN FRANCISCO SANTA BARBARA SANTA MONICA COLORADO DENVER NEVADA RENO WASHINGTON SEATTLE

December 18, 2017

Tandem Diabetes Care, Inc.

11075 Roselle Street

San Diego, CA 92121

Re:	Tandem Diabetes Care, Inc. - Registration Statement on Form S-3

Ladies and Gentlemen:

In connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed by Tandem Diabetes Care, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on December 18, 2017 under the Securities Act of 1933, as amended (the “Securities Act”), you have requested our opinion with respect to the matters set forth below.

You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes the prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus, as supplemented by one or more Prospectus Supplements, will provide for the registration by the Company of (i) shares of common stock, par value $0.001 per share (the “Common Stock”); (ii) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”); (iii) warrants to purchase shares of Common Stock, Preferred Stock and/or Units (the “Warrants”); and (iv) units comprised of one or more shares of Common Stock, shares of Preferred Stock and Warrants (the “Units”), or any combination of the foregoing (collectively, the “Securities”). The Securities will be offered and sold, either individually or collectively, pursuant to one or more definitive purchase, subscription, underwriting, agency, warrant, unit or similar agreements (any such agreement, a “Purchase Agreement”).

In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the preparation and filing of the Registration Statement (including the Prospectus), the preparation and filing of the Prospectus Supplement(s), and the authorization, issuance and sale of the Securities. For the purposes of this opinion, with your consent, we have assumed that (i) at the time any Securities are sold pursuant to the Registration Statement (any such time, the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including any post-effective amendments) will be effective and will comply with all applicable laws; (ii) at the Relevant Time, one or more Prospectus Supplements will have been prepared and filed describing the Securities offered thereby and will comply with all applicable laws; (iii) at the time of execution, each of the parties to any Purchase Agreement other than the Company (a) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) will have the requisite power and authority to execute, deliver and perform its obligations under each Purchase Agreement to which it is a party, and (c) will have duly authorized, executed and delivered each such Purchase Agreement; and (iv) with respect to each of the parties to each Purchase Agreement other than the Company, such Purchase Agreement to which it is a party will constitute its legally valid and binding agreement, enforceable against it in accordance with its terms.

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In connection with the preparation of this opinion, we have examined such documents and considered such questions of law as we have deemed necessary or appropriate. We have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the genuineness of all signatures.

Subject to the foregoing and the other matters set forth herein, it is our opinion that:

1.    When (i) any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the applicable Purchase Agreement covering the offer and sale of the shares of Common Stock has been duly authorized, executed and delivered by the Company; (iii) the issuance and delivery of the shares of Common Stock have been duly authorized in accordance with applicable law, including, without limitation, by the adoption of resolutions of the Board of Directors of the Company (the “Board”) (or an authorized committee thereof); and (iv) payment of legal consideration for the shares of Common Stock, in the manner contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s), and any applicable Purchase Agreement, has been received by the Company, and assuming that (a) the terms of such shares of Common Stock, as issued and delivered, are as described in the Registration Statement, the Prospectus, and the related Prospectus Supplement(s); (b) at the time of the issuance of such shares of Common Stock, the Company has a sufficient number of authorized but unissued shares of Common Stock under the Company’s Amended and Restated Certificate of Incorporation (as such may be amended from time to time, the “Certificate of Incorporation”); (c) such shares of Common Stock, as issued and delivered, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court, governmental agency or regulatory body having jurisdiction over the Company or otherwise; and (d) such shares of Common Stock are issued and sold as contemplated in the Registration Statement, the Prospectus, the related Prospectus Supplement(s), any applicable Purchase Agreement, and such resolutions of the Board (or of an authorized committee thereof), such shares of Common Stock, including any shares of Common Stock duly issued (1) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, or (2) upon the exercise of Warrants that are exercisable for Common Stock, will be validly issued, fully paid and nonassessable.

2.    When (i) any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the applicable Purchase Agreement covering the offer and sale of the shares of Preferred Stock has been duly authorized, executed and delivered by the Company; (iii) the Board has duly established a series of Preferred Stock in accordance with the terms of the Certificate of Incorporation and applicable law; (iv) the issuance and delivery of the shares of Preferred Stock have been duly authorized in accordance with applicable law, including, without limitation, by the adoption of resolutions of the Board (or an authorized committee thereof); and (v) payment of legal consideration for the shares of Preferred Stock, in the manner contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s), and any applicable Purchase Agreement, has been received by the Company, and assuming that (a) the terms of such shares of Preferred Stock, as issued and delivered, are as described in the Registration Statement, the Prospectus, and the related Prospectus Supplement(s); (b) at the time of the issuance of such shares of Preferred Stock, the Company has a sufficient number of authorized but unissued shares of Preferred Stock under the Certificate of Incorporation; (c) such shares of Preferred Stock, as issued and delivered, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court, governmental agency or regulatory body having jurisdiction over the Company or otherwise; and (d) such shares of Preferred Stock are issued and sold as contemplated in the Registration Statement, the Prospectus, the related Prospectus Supplement(s), any applicable Purchase Agreement, and such resolutions of the Board (or of an authorized committee thereof), such shares of Preferred Stock, including any shares of Preferred Stock duly issued (1) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into another series of Preferred Stock, or (2) upon the exercise of Warrants that are exercisable for Preferred Stock, will be validly issued, fully paid and nonassessable.

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3.    When (i) any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the applicable Purchase Agreement covering the offer and sale of the Warrants has been duly authorized, executed and delivered by the Company; (iii) the Warrants have been duly established in accordance with the terms of the applicable Purchase Agreement; (iv) the issuance and delivery of the Warrants have been duly authorized in accordance with applicable law including, without limitation, by the adoption of resolutions of the Board (or an authorized committee thereof); (v) the Warrants have been duly executed, authenticated and/or countersigned (as applicable) in accordance with the applicable Purchase Agreement; and (vi) payment of legal consideration for the Warrants (if any) in the manner contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s), and any applicable Purchase Agreement, has been received by the Company, and assuming that (a) the terms of the Warrants, as executed and delivered, are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s); (b) the Warrants, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument then binding upon the Company; (c) the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court, governmental agency or regulatory body having jurisdiction over the Company or otherwise; and (d) the Warrants are issued and sold as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), any applicable Purchase Agreement and such resolutions of the Board (or of an authorized committee thereof), such Warrants, including any Warrants issuable upon the exchange or conversion of any shares of Preferred Stock that are exchangeable for or convertible into Warrants, will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.    When (i) any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the applicable Purchase Agreement covering the offer and sale of the Units has been duly authorized, executed and delivered by the Company; (iii) the Units have been duly established in accordance with the terms of the applicable Purchase Agreement; (iv) the issuance and delivery of the Units have been duly authorized in accordance with applicable law including, without limitation, by the adoption of resolutions of the Board (or resolutions of an authorized committee thereof); (v) the Units have been duly executed, authenticated and/or countersigned (as applicable) in accordance with the Purchase Agreement relating to such Units; and (vi) payment of legal consideration for the Units, in the manner contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s), and any applicable Purchase Agreement, has been received by the Company, and assuming that (a) the terms of the Units, as executed and delivered, are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s); (b) the Units, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument then binding upon the Company; (c) the Units as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise; and (d) the Units are issued and sold as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), any applicable Purchase Agreement and such resolutions of the Board (or of an authorized committee thereof), such Units will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth in Paragraphs 3 and 4 relating to the enforceability of the Warrants and the Units, respectively, are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before

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which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the unenforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy.

This opinion is for your benefit in connection with the Registration Statement, and may be relied upon by you and by persons entitled by law to rely upon it pursuant to the applicable provisions of the U.S. federal securities laws. We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and further consent to the use of our name under the caption “Legal Matters” in the Prospectus which is part of the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

This opinion is rendered as of the date hereof and based solely on our understanding of facts in existence as of such date after the examination described in this opinion. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

STRADLING YOCCA CARLSON & RAUTH, P.C.

/s/ STRADLING YOCCA CARLSON & RAUTH, P.C.